Exhibit 4.(i)(7)



                 REGISTRATION RIGHTS AGREEMENT




    THIS REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT") is made and entered into as of March 16, 2000, between 7-Eleven, Inc. a Texas corporation (the "COMPANY"), and IYG Holding Company, a Japanese corporation (the "HOLDER").

    This Agreement is made concurrently with the purchase by the Holder of 113.7 million unregistered shares of the Company's Common Stock (the "SECURITIES") at $4.75 per share for an aggregate purchase price of $540 million. In order to induce the Holder to purchase the Securities, the Company has agreed to provide to the Holder the registration rights set forth in this Agreement.

    In consideration of the foregoing, the parties hereto agree as follows:

    1.    DEFINITIONS.

    As used in this Agreement, the following capitalized defined terms shall have the meanings set forth below (certain terms being defined elsewhere in this Agreement):

    "1933 ACT" shall mean the Securities Act of 1933, as amended from time to time.

    "COMPANY" shall have the meaning set forth in the preamble and shall also include the Company's successors.

    "COMMON STOCK" shall mean the Common Stock of the Company, par value $.0001.

    "PERSON" shall mean an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

    "PROSPECTUS" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented, including all material incorporated by reference therein.

    "REGISTRABLE SECURITIES" shall mean the Securities; PROVIDED, HOWEVER, that any given Security shall cease to be a Registrable Security (i) when a Registration Statement with respect to such security shall have been declared effective under the 1933 Act and such Security shall have been disposed of pursuant to such Registration Statement or (ii) when such Security shall have ceased to be outstanding.











                               Tab 3

    "REGISTRATION EXPENSES" shall mean any and all reasonable expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any underwriters or the Holder in connection with blue sky qualification of any of the Registrable Securities), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreement and other documents relating to the performance of and compliance with this Agreement, (iv) the fees and disbursements of counsel for the Company and (v) the fees and disbursements of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, but excluding fees and expenses of counsel to the underwriters (other than fees and expenses set forth in clause (ii) above), if any, or the Holder and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by the Holder.

    "REGISTRATION STATEMENT" shall mean any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

    "SEC" shall mean the Securities and Exchange Commission.

        2.1.  REGISTRATION ON REQUEST.

        (a) Subject to the limitations set forth herein, if the Company shall receive written notice requesting registration of Registrable Securities (a "REGISTRATION REQUEST") from the Holder:

    (i) the Company shall promptly, but in no event more than ten (10) days following the receipt of such request, deliver to the Holder written notice of its intention to file a Registration Statement pursuant to such Registration Request and specify the principal amount, or number of shares, as the case may be, of Registrable Securities proposed to be included pursuant to the Registration Request by the initiator of such request;

    (ii) the Company shall, within the time period specified in paragraph 2.1(b), below, prepare, file and use its best efforts to cause to become effective a Registration Statement under the 1933 Act relating to the Registrable Securities specified in the Registration Request for inclusion; and

    (iii) the Company shall use its best efforts to keep such Registration Statement current and effective until the earlier of (i) three (3) months after the date such Registration Statement is declared effective and (ii) the date that the Registrable Securities covered by such Registration Statement have been disposed of pursuant thereto.

        (b) The Company shall be obligated to file such Registration Statement as promptly as practicable, but in any event within sixty (60) days after receipt of the first Registration Request and within ninety
(90) days of receipt of each subsequent request;    PROVIDED, HOWEVER,
that, with respect to any Registration Statement filed, or to be filed, pursuant to this paragraph 2.1, if the Company shall furnish to the Holder a certificate of an executive officer of the Company stating that, in such officer's good faith judgment, it would (because of the existence of, or in anticipation of, any acquisition or financing activity, or the unavailability for reasons beyond the Company's control of any required financial statements, or any other event or condition of significance to the Company) be significantly disadvantageous (a "DISADVANTAGEOUS CONDITION") to the Company or the Holder for such Registration Statement to be maintained effective, or to be filed and become effective, the Company shall be entitled to cause such Registration Statement to be withdrawn and the effectiveness of such Registration Statement to be terminated, or, in the event such Registration Statement has not yet been filed, shall be entitled not to file any such Registration Statement, until such Disadvantageous Condition no longer exists (notice of which the Company shall promptly deliver to the Holder) and, upon receipt of any such notice of a Disadvantageous Condition, the Holder will forthwith discontinue use of the Prospectus contained in such Registration Statement and, if so directed by the Company, the Holder will deliver to the Company all copies, other than permanent file copies then in the Holder's possession, of the Prospectus then covering such Registrable Securities at the time of receipt of such notice, and, in the event no Registration Statement has yet been filed, all drafts of the Prospectus covering such Registrable Securities. Upon termination of such Disadvantageous Condition, the Company will, if requested by the Holder, use its best efforts to file such Registration Statement as promptly as practicable, but in any event within thirty (30) days of such termination. If the Company declines to file or withdraws a Registration Statement in accordance with this paragraph, then the election to initiate the proposed offering shall not constitute the exercise of a Registration Request by the Holder. The Company shall not be required to file a Registration Statement within three (3) months of the effective date of a prior Registration Statement filed as a result of a Registration Request. To the extent reasonably requested by the Holder, any offering pursuant to this paragraph 2.1 shall be an underwritten public offering.

        (c) Notwithstanding anything contained herein to the contrary, (i) no Registration Request shall be effective pursuant to this paragraph 2.1 unless such request includes Registrable Securities having a principal amount of at least $200 million or a fair market value (as determined by the Board of Directors of the Company or any Committee thereunder authorized to act with respect to this Agreement (the "BOARD") in good faith) of at least $150 million with respect to any subsequent Registration Request; and (ii) the Holder shall be entitled to make 3 (three) separate Registration Requests.

        (d) The Company will pay all Registration Expenses in connection with the registration of Registrable Securities effected by it pursuant to paragraph 2.1, and the balance of any costs and expenses shall be paid by the Holder.

        (e) In the event that the underwriters, if any, with respect to an offering to be made under this paragraph 2.1 should recommend that the principal amount, or number of shares, of Registrable Securities to be included in such offering should be limited due to market conditions or otherwise, then the Holder shall determine the Registrable Securities to be included.

        2.2. INCIDENTAL REGISTRATION. (a) If the Company at any time proposes to register any of its securities under the 1933 Act (other than pursuant to paragraph 2.1 above), whether or not for sale for its own account, on a form and in a manner which would permit registration of Registrable Securities for sale to the public under the 1933 Act, it will give written notice promptly (and in no event less than twenty (20) days prior to the proposed filing date) to the Holder of its intention to do so, describing such securities and specifying the form and manner and the other relevant facts involved in such proposed registration, and upon the written request of the Holder delivered to the Company within ten (10) days after the giving of any such notice (which request shall specify the principal amount, or number of shares, as the case may be, of Registrable Securities intended to be disposed of by the Holder and the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the 1933 Act of all of the Registrable Securities which the Company has been so requested to register by the Holder; PROVIDED THAT:

    (i) The Holder may request registration of Securities only if the Company is registering its Common Stock in a public offering other than any public offering of the Company's Common Stock which is consummated within nine months following the date hereof.

    (ii) if, at any time after giving such written notice of its intention to register any of its securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to the Holder and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith as provided in paragraph 2.2(c)), without prejudice, however, to the rights, if any, of the Holder to request that such registration be effected as a registration under paragraph 2.1, above; and

    (iii) if (A) the Company has filed a registration statement covering the sale for its own account of its own securities to underwriters for the purpose of making a public offering of the Common Stock and Registrable Securities are to be included therein pursuant to the provisions of this paragraph 2.2, (B) in the judgment of the managing underwriter or underwriters of the proposed public offering of such Common Stock, such inclusion would materially adversely affect such public offering, and (C) notification of such determination is given to the Holder participating in such offering prior to the effective date of such registration statement, then the Registrable Securities as to which registration has been requested need not be included by the Company in such registration; PROVIDED, HOWEVER, that such managing underwriter or underwriters may elect to permit the inclusion of a portion of the Registrable Securities as to which registration has been requested, pro rata on the basis of the Holder's holdings of Registrable Securities.

        (b) The Company shall not be obligated to effect any registration of Registrable Securities under this paragraph 2.2 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans, retirement plans or stock option or other employee benefit plans.

         (c) The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this paragraph 2.2 and the balance of any costs and expenses shall be paid by the Holder.

        2.3. RELATED PROVISIONS. (a) In connection with any registration of Registrable Securities pursuant to paragraph 2.1 or 2.2, the Company will:

    (i) furnish to the Holder such number of conformed copies of the Registration Statement and of each amendment or supplement thereto (in each case including not more than two copies of all exhibits), such number of copies of the Prospectus included in the Registration Statement (including each preliminary Prospectus and any summary Prospectus), in conformity with the requirements of the 1933 Act, any documents incorporated by reference in the Registration Statement or Prospectus, and such other documents, as the Holder may reasonably request;

     (ii) use its best efforts to register or qualify all Registrable Securities and other securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions in the United States, Canada, Japan, Hong Kong and western Europe as the Holder shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable the Holder to consummate the disposition in any such reasonably requested jurisdiction of the Registrable Securities covered by such Registration Statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process of any such jurisdiction;

    (iii)    furnish to the Holder the following letters:

    (A) a signed counterpart of an opinion of counsel for the Company, dated the effective date of such Registration Statement (except, if such registration involves an underwritten public offering, such opinion shall be dated the date of the closing under the underwriting agreement), covering such matters as the Holder, or its counsel, may reasonably request; and

    (B) a letter signed by the independent public accountants who have certified the Company's financial statements included in the Registration Statement, covering such matters as the Holder, or its counsel, may reasonably request;

such letters or opinions shall be in the form as is customary for similar letters or opinions, so long as such form is acceptable to the managing underwriters, if any, of such offering;

    (iv) promptly notify the Holder of Registrable Securities covered by such Registration Statement at any time when a Prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of the Holder prepare and furnish to the Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

    (v) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its securityHolder, as soon as reasonably practicable, but in no event more than eighteen (18) months after the effective date of such Registration Statement, an earnings statement covering a period of at least twelve (12) months after the effective date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act.

The Company may require the Holder to furnish the Company such information regarding the Holder and the distribution of such securities by the Holder as the Company may from time to time reasonably request in writing or as shall be required by law or by the SEC in connection therewith.

        (b) If requested by the underwriters for any offering pursuant to a Registration Request under paragraph 2.1, above, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions including, without limitation, agreements to indemnify and to contribute to the effect and to the extent provided in paragraphs 3.1 and 3.2, respectively.

        (c) If the Company at any time proposes to register any of its Common Stock or convertible debt securities that are convertible into Common Stock under the 1933 Act (other than pursuant to a request made under paragraph 2.1, above), whether or not for sale for its own account, and such securities are to be distributed by or through one or more underwriters, the Company will make reasonable efforts, if requested by one Holder to arrange for such underwriters to include such Registrable Securities among those securities to be distributed by or through such underwriters; PROVIDED that the Holder may request registration of Securities only if the Company is registering its Common Stock in a public offering other than any public offering of the Company's Common Stock which is consummated during the nine month period following the date hereof; PROVIDED, FURTHER, HOWEVER, that for purposes of this sentence, reasonable efforts shall not require the Company or any other seller of the securities proposed to be distributed by or through such underwriters to reduce the amount or net sale price of such securities proposed to be so distributed. The Holder shall be party to any such underwriting agreement and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of the Holder.

        (d) In the case of any registration pursuant to paragraph 2.1 or 2.2 which shall be in connection with an underwritten public offering, the Company and the Holder agrees, if so required in writing delivered to the Holder by the managing underwriter or underwriters, not to effect any public sale or distribution of Registrable Securities (other than as part of such underwritten public offering):

    (i) within thirty (30) days prior to the effective date of such Registration Statement, or

    (ii)     thereafter until the later of one hundred eighty
(180) days after the effective date of such Registration
Statement and the date on which all securities under such Registration Statement are sold.

        2.4. PREPARATION; REASONABLE INVESTIGATION. In connection with the preparation and filing of each Registration Statement registering Registrable Securities under the 1933 Act, the Company will give the Holder and its underwriters, if any, and their respective counsel and accountants, the reasonable opportunity to participate in the preparation of such Registration Statement, each Prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the reasonable opinion of the Holder and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the 1933 Act.

        3.1 INDEMNIFICATION. (a) In the event of any registration of securities of the Company under the 1933 Act, the Company will, and hereby does, indemnify and hold harmless in the case of any Registration Statement filed pursuant to paragraph 2.1 or 2.2, above, the Holder, its directors and officers, each underwriter of such securities, each officer and director of each such underwriter, each Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the 1933 Act, against any losses, claims, damages, liabilities and expenses, joint or several, to which the Holder, underwriter or any such director, officer, participating Person or controlling Person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceeding in respect thereof) arise out of or are based upon (x) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such securities were registered under the 1933
Act, any preliminary Prospectus, final Prospectus or summary Prospectus included therein, or any amendment or supplement thereto, or any statement incorporated by reference therein, or (y) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such seller, underwriter and Holder and each such director, officer, participating Person and controlling Person for any legal or any other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, any such preliminary Prospectus, final Prospectus, summary Prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller, underwriter or Holder specifically stating that it is for use in the preparation of such Registration Statement, preliminary Prospectus, final Prospectus, summary Prospectus, amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder, underwriter, or any such director, officer, participating Person or controlling Person and shall survive the transfer of such securities by the Holder.

        (b) The Company may require that, as a condition to including any Registrable Securities in any Registration Statement, the Company shall have received an undertaking reasonably satisfactory to it from the Holder or underwriter of such securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph 3.1(a) above) the Company, each director of the Company, each officer of the Company who shall sign such Registration Statement and each other Person, if any, who controls the Company within the meaning of the 1933 Act, with respect to any statement in or omission from such Registration Statement, any preliminary Prospectus, final Prospectus or summary Prospectus included therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information reliance upon and in conformity with written furnished to the Company through an instrument duly executed by the Holder or underwriter specifically stating that it is for use in the preparation of such Registration Statement, preliminary Prospectus, final Prospectus, summary Prospectus, amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by the Holder or underwriter.

        (c) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this paragraph 3.1, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; PROVIDED, HOWEVER, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this paragraph 3.1 or relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this paragraph 3.1. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, then, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such action, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such actions after assumption of the defense thereof. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

        (d) Indemnification similar to that specified in the preceding paragraphs of this paragraph 3.1 (with appropriate modifications) shall be given by the Company and the Holder with respect to any required registration or other qualification of such Registrable Securities under any federal or state law or regulation or governmental authority other than the 1933 Act.

        3.2. CONTRIBUTION. If the indemnification provided for in paragraph 3.1 above is unavailable to the indemnified parties in respect of any losses, claims, damages or liabilities referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) as between the Company and the Holder on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Holder on the one hand and the underwriters on the other hand from the offering of the Registrable Securities, or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and the Holder on the one hand and of the underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and
(ii) as between the Company on the one hand and the Holder on the other hand, in such proportion as is appropriate to reflect the relative fault of the Company and of the Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Holder on the one hand and the underwriters on the other hand shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Holder bear to the total underwriting discounts and commissions received by the underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Holder on the one hand and of the underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Holder or by the underwriters. The relative fault of the Company on the one hand and of the Holder on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Company and the Holder agree (and the underwriters, if any, are deemed to agree) that it would not be just and equitable if contribution pursuant to this paragraph 3.2 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph 3.2, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of the Holder were offered to the public exceeds the amount of any damages which the Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        4.    MISCELLANEOUS.

        (a)    AMENDMENTS AND WAIVERS.  The provisions of this
Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of the Holder affected thereby.

        (b) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to the Holder, at [1-4, Shibakoen 4-Chome, Minato-Ku, Tokyo 105, Japan, Attention: [President] [Chairman];] if to the Company, at 2711 North Haskell Avenue, Dallas, Texas, Attention: General Counsel.

        All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if applicable; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

        (c) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, other than a transferee of Securities.

        (d) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        (e) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        (f) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        (g) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

    7-ELEVEN, INC.



    By /s/  Ezra Shashoua
       -------------------------
        Name:  Ezra Shashoua
        Title: Treasurer



    IYG HOLDING COMPANY



    By   /s/  Andrew B. Janszky
         -------------------------
        Name:   Andrew B. Janszky
        Title:  Attorney-In-Fact